Exhibit 99.1
CARTER VALIDUS MISSION CRITICAL REIT, INC.
AMENDED AND RESTATED SHARE REPURCHASE PROGRAM
Prior to the time that shares of common stock (the “shares”) of Carter Validus Mission Critical REIT, Inc., a Maryland corporation (the “Company”), are listed on a national securities exchange, which the Company currently does not intend to do, the Company’s share repurchase program (as amended and restated, the “Share Repurchase Program”) may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to the Company, subject to restrictions and applicable law. The Company is not obligated to repurchase shares under the Share Repurchase Program.
The purchase price for shares repurchased under the Share Repurchase Program will be based on the most recent estimated per share net asset value (the “Estimated Per Share NAV”), as determined by the Company’s board of directors (the “Board of Directors”). The Estimated Per Share NAV should not be viewed as an accurate reflection of the fair market value of the Company’s investments nor does it represent the amount of net proceeds that would result from an immediate sale of the Company’s assets. Unless the shares are being repurchased in connection with a stockholder’s death, Qualifying Disability (as defined below) or involuntary exigent circumstance (as determined by the Board of Directors, in its sole discretion), the price per share that the Company will pay to repurchase shares will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock):

•	for stockholders who have continuously held their shares of common stock for at least one year, the price will be 92.5% of the most recent Estimated Per Share NAV;

•	for stockholders who have continuously held their shares of common stock for at least two years, the price will be 95.0% of the most recent Estimated Per Share NAV;

•	for stockholders who have continuously held their shares of common stock for at least three years, the price will be 97.5% of the most recent Estimated Per Share NAV; and

•	for stockholders who have held their shares of common stock for at least four years, the price will be 100.0% of the most recent Estimated Per Share NAV.
Shares repurchased in connection with a stockholder’s death, Qualifying Disability or involuntary exigent circumstance (as determined by the Board of Directors, in its sole discretion) will be repurchased at a price per share equal to 100% of the Estimated Per Share NAV, as determined by the Board of Directors, adjusted for any special distributions previously made to the stockholders. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to the Company through the Share Repurchase Program. The Board of Directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or Qualifying Disability of a stockholder, involuntary exigent circumstances such as bankruptcy (as determined by the Board of Directors, in its sole discretion), or a mandatory distribution requirement under a stockholder’s individual retirement account (“IRA”).
The Board of Directors will adjust the Company’s Estimated Per Share NAV if the Company has made one or more special distributions to stockholders. The Board of Directors will determine, in its sole discretion, which distributions, if any, constitute a special distribution.
Repurchases of shares, when requested, are at the Company’s sole discretion and generally will be made quarterly. The Company will either accept or reject a repurchase request on the first day of each quarter (the “Repurchase Date”). If a repurchase request is granted, the Company or its agent will send the repurchase amount to each stockholder, estate, heir or beneficiary by the tenth day following the Repurchase Date. Subject to certain limitations, the Company will repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder. Funding for the Share Repurchase Program will come exclusively from proceeds received from the sale of shares under the Company’s distribution reinvestment plan during the prior calendar year and other operating funds, if any, as the Board of Directors, in its sole discretion, may reserve for this purpose.

During any calendar year, the Company will not repurchase in excess of 5.0% of the number of shares outstanding on December 31st of the previous calendar year (the “5.0% Annual Limitation”).
The Company will limit the number of shares repurchased each quarter pursuant to the Share Repurchase Program as follows:

•	on the first quarter Repurchase Date, the Company will not repurchase in excess of 2.0% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the second quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year;

•	on the third quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year; and

•	on the fourth quarter Repurchase Date, the Company will not repurchase in excess of 1.0% of the number of shares outstanding as of December 31 of the prior calendar year.
In the event the Company does not meet an applicable quarterly share repurchase limitation, the Company will increase the share limitation in the next quarter and continue to adjust the quarterly share limitations in accordance with the 5.0% Annual Limitation. Each quarter, the Company will process repurchase requests made in connection with the death or Qualifying Disability of a stockholder, or, in the discretion of the Board, an involuntary exigent circumstance, such as bankruptcy, prior to processing any other repurchase requests. If the Company is unable to process all eligible repurchase requests within a quarter due to the limitations described above or in the event sufficient funds are not available, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of the Board of Directors, an involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.
If the Company does not repurchase all of the shares for which repurchase requests were submitted in any quarter, all outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to the repurchase requests in the subsequent quarter as provided above. A stockholder or his or her estate, heir or beneficiary, as applicable, may withdraw a repurchase request in whole or in part at any time up to five business days prior to the next quarter Repurchase Date.
Carter/Validus REIT Investment Management Company, LLC, the Company’s sponsor, Carter/Validus Advisors, LLC, the Company’s advisor, the Company’s directors and each of their respective affiliates are prohibited from receiving a fee in connection with the Share Repurchase Program. Affiliates of the Company’s advisor are eligible to have their shares repurchased on the same terms as other stockholders.
A stockholder or his or her estate, heir or beneficiary may present to the Company fewer than all of the shares then-owned for repurchase. Repurchase requests made (i) on behalf of a deceased stockholder or in connection with the Qualifying Disability of a stockholder; (ii) by a stockholder due to an involuntary exigent circumstance, such as bankruptcy (as determined by the Board of Directors, in its sole discretion), or (iii) by a stockholder, due to a mandatory distribution under such stockholder’s IRA, may be made at any time after the occurrence of such event.
A stockholder who wishes to have shares repurchased must mail or deliver to the Company a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, which the Company must receive at least five business days prior to the first day of the quarter in which the stockholder is requesting a repurchase of its shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to the Company a written request on a form provided by the Company, including evidence acceptable to the Board of Directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent, which the Company must receive at least five business days prior to the first day of the quarter in which the estate, heir, or beneficiary is requesting a repurchase of its shares. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, the Company will forward the documents necessary to effect the repurchase, including any required signature guaranty.

The Share Repurchase Program provides stockholders only a limited ability to have his or her or its shares repurchased for cash until a secondary market develops for the Company’s shares, at which time the Share Repurchase Program would terminate. No such market presently exists, and the Company cannot assure you that any market for its shares will ever develop.
In order for a disability to entitle a stockholder to the special repurchase terms described above, (a “Qualifying Disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Governmental Agency”). For purposes of this repurchase right, the Applicable Governmental Agencies are limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the Applicable Governmental Agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the Applicable Governmental Agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the U.S. Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act of 1973 or Americans with Disabilities Act of 1990, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the Applicable Governmental Agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affair record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that the Company would deem acceptable and would demonstrate an award of the disability benefits.
The Company understands that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other Applicable Governmental Agencies described above.
Shares that the Company repurchases under the Share Repurchase Program will have the status of authorized but unissued shares. Shares that the Company acquires through the Share Repurchase Program will not be reissued unless they are first registered with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) and under appropriate state securities laws or otherwise issued in compliance with such laws.
The Share Repurchase Program will immediately terminate if the Company’s shares are listed on any national securities exchange. In addition, the Board of Directors may, in its sole discretion, suspend (in whole or in part) the Share Repurchase Program at any time and from time to time upon notice to stockholders and may, in its sole discretion, amend or terminate the share repurchase program at any time upon 30 days’ prior notice to stockholders for any reason it deems appropriate. Because the Company only repurchases shares on a quarterly basis, depending upon when during the quarter the Board of Directors makes this determination, it is possible that a stockholder would not have any additional opportunities to have his or her shares repurchased under the prior terms of the Share Repurchase Program, or at all, upon receipt of the notice.
Because share repurchases will be funded with the net proceeds the Company receives from the sale of shares under its distribution reinvestment plan and other operating funds reserved by the Board of Directors in its sole discretion, the discontinuance or termination of the Company’s distribution reinvestment plan or the Board of Directors’ decision not to reserve other operating funds to fund the Share Repurchase Program would adversely affect the Company’s ability to repurchase shares under the Share Repurchase Program.
The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders.